Exhibit 10.11

AMENDMENT NO. 1

TO

EXECUTIVE COMMON UNIT AND PROFITS INTEREST AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Executive Common Unit and Profits Unit Agreement by and among GoHealth Holdings, LLC, a Delaware limited liability company (the “Company”), Blizzard Management Feeder, LLC, a Delaware limited liability company (“Management LLC”), and [_________] (the “Executive”), dated [_________] (the “Profits Unit Agreement”) is entered into, and agreed to, as of [_________] by the Company, Management LLC, the Executive, and Blizzard Aggregator, LLC, a Delaware limited liability company (the “CBP Member”).

R E C I T A L S

WHEREAS, pursuant to the Profits Unit Agreement, the Company indirectly granted to the Executive [__] Profits Units of the Company, to be held indirectly as provided therein, subject to the Profits Unit Agreement, the Blizzard Parent, LLC Profits Unit Plan, dated September 13, 2019 (the “Plan”), the Company Operating Agreement, and the Management LLC Agreement;

WHEREAS, GoHealth, Inc., a Delaware corporation (“GoHealth”), the parent entity of the Company, is contemplating an initial underwritten public offering of shares of its Class A Common Stock (the “IPO”);

WHEREAS, in connection with the IPO, the Executive, GoHealth and the Company are entering into that certain Employment Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”), under which the Executive is accepting the role of [_________] of the Company, effective as of the date of the consummation of the IPO (the “Effective Time”); and

WHEREAS, in connection with, conditioned upon, and as consideration for the execution of the Employment Agreement, the Company, Management LLC, and the Executive desire to amend the terms of the Profits Unit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Effective Time. This Amendment shall become effective as of the Effective Time. In the event the consummation of the IPO does not occur, this Amendment shall not go into effect and shall be void ab initio.

2.    Definitions. Unless otherwise defined herein, words and terms shall have the meanings assigned in the Profits Unit Agreement.

3.    Addition of Defined Terms. The following definitions are hereby added to Section 8 of the Profits Unit Agreement to read as follows:

“CBP Group” means (i) Blizzard Aggregator, LLC, a Delaware limited liability company, (ii) CB Blizzard Co-Invest Holdings, L.P., a Delaware limited partnership, (iii) CCP III AIV VII Holdings L.P., a Delaware limited partnership, (iv) CB Blizzard Co-Invest, L.P., a Delaware limited partnership, (v) CCP III AIV VII L.P., a Delaware limited partnership, and (vi) Centerbridge Capital Partners, SBS III, L.P., a Delaware limited partnership, in each case together with any Affiliate or successor entity thereto.

“Earnout Note” shall have the meaning provided in that certain Purchase and Sale Agreement by and among Blizzard Aggregator, LLC, CCP III Blizzard Feeder, LLC, NVX Holdings, Inc., Norwest Equity Partners IX, LP, Greiner Investments, LLC, Blizzard Management Feeder, LLC, and Brandon M. Cruz to be entered into in connection with the GoHealth IPO, as amended, restated, supplemented or otherwise modified from time to time.

“GoHealth” means GoHealth, Inc, a Delaware corporation (and any successor entity thereto).

“GoHealth IPO” means the IPO of GoHealth.

“Note Liability Amount” means the sum of (x) $35,626,300.59 and (y) the aggregate amount that would be paid in respect of the Promote Note to the Payees (as defined in the Promote Note) if the Centerbridge Parties (as defined in the Promote Note) were to transfer, sell, assign or dispose of all of the direct and indirect equity interests of the Company held by the Centerbridge Parties (as defined in the Promote Note) immediately prior to the GoHealth IPO in exchange for cash proceeds equal to the Fair Market Value of such equity interests as of the consummation of the Transactions (as determined by reference to the initial public offering price per share of Class A common stock of GoHealth set forth in the final prospectus filed with the Securities Exchange Commission in connection with the GoHealth IPO).

“Promote Note” shall have the meaning provided in that certain Purchase and Sale Agreement by and among Blizzard Aggregator, LLC, CCP III Blizzard Feeder, LLC, NVX Holdings, Inc., Norwest Equity Partners IX, LP, Greiner Investments, LLC, BCCJ, LLC, and Blizzard Management Feeder, LLC to be entered into in connection with the GoHealth IPO, as amended, restated, supplemented or otherwise modified from time to time.

“Transactions” means “Transactions” as defined in the final prospectus filed with the Securities and Exchange Commission in connection with the GoHealth IPO.

4.    Amendment to the Defined Term “Centerbridge Exit”. The definition of “Centerbridge Exit” contained in Section 8 of the Profits Unit Agreement is hereby amended and restated in its entirety to read as follows:

“Centerbridge Exit” means a transaction in which the CBP Group disposes of seventy-five percent (75%) or more of the direct or indirect equity interests of the Company held by the CBP Group (and any transferee thereof) determined as of immediately following the consummation of GoHealth IPO (excluding, for the avoidance of doubt, the effect of any redemption or secondary transaction occurring in connection with the Transactions and any conversion or exchange of any direct interests in the Company into any indirect interests in the Company). Neither an IPO nor a business combination in which the CBP Member or an Affiliate of the CBP Member controls the resulting combined entity shall constitute a Centerbridge Exit. In the event of a Centerbridge Exit other than a transaction in which the sole consideration paid to the Members is cash, any non-cash consideration for which an observable market price or third party valuations are not readily available shall be valued by a valuation process (including an appropriate illiquidity discount) that is determined by the Administrator. For the avoidance of doubt, a transfer of equity interests between members of the CBP Group does not constitute a disposition for purposes of determining a Centerbridge Exit.

5.    Amendment to the Defined Term “Centerbridge MOIC”. The definition of “Centerbridge MOIC” contained in Section 8 of the Profits Unit Agreement is hereby amended and restated in its entirety to read as follows:

“Centerbridge MOIC” means the quotient of (x) the total of (1) the Fair Market Value of all equity interests of the Company held directly or indirectly by the CBP Group (and any transferee thereof) immediately following the consummation of the Transactions (as determined with reference to the initial public offering price per share of Class A common stock of GoHealth set forth in the final prospectus filed with the Securities Exchange Commission in connection with the GoHealth IPO), plus (2) without duplication, the amount of any cash received by the CBP Group (and any transferee thereof) in respect of its direct or indirect equity investment in the Company on or prior to (or otherwise in connection with) the consummation of the Transactions (for the avoidance of doubt, net of any underwriting discounts), plus (3) without duplication, the fair market value of any shares of Class A common stock of GoHealth received by the CBP Group (and any transferee thereof) in connection with the Transactions (as determined with reference to the initial public offering price per share of Class A common stock of GoHealth set forth in the final prospectus filed with the Securities Exchange Commission in connection with the GoHealth IPO), minus (4) the Note Liability Amount, divided by (y) $541,263,042.16. For the avoidance of doubt, Centerbridge MOIC shall be determined immediately following the GoHealth IPO and giving effect to the Transactions.

6.    Amendment to Section 3(b). Section 3(b) of the Profits Unit Agreement is hereby amended and restated in its entirety to read as follows:

Performance Vesting. Except as otherwise provided in Section 3(c) or Section 3(d) of this Agreement or as agreed in writing between the Company and Executive, the Performance Units of the Company and the corresponding Profits Units of Management LLC, each in an amount specified on the page immediately following the signature page hereof, shall be subject to vesting based on the following criteria, and, in the case of each of clauses (i) through (iv), subject to the continuous employment of the Executive through the applicable vesting date:

(i)    No portion (0%) of the Performance Units shall become vested if the Centerbridge MOIC determined immediately following the GoHealth IPO and giving effect to the Transactions is less than two (2);

(ii)    One-third (33.33%) of the Performance Units shall become vested if the Centerbridge MOIC determined immediately following the GoHealth IPO and giving effect to the Transactions is two (2) or greater but less than two and one-half (2.5);

(iii)    An additional one-third (33.33%) of Performance Units shall become vested if the Centerbridge MOIC determined immediately following the GoHealth IPO and giving effect to the Transactions is two and one-half (2.5) or greater but less than three (3);

(iv)    The final one-third (33.33%) of the Performance Units shall become vested if the Centerbridge MOIC determined immediately following the GoHealth IPO and giving effect to the Transactions is three (3) or greater.

If the Centerbridge MOIC determined immediately following the GoHealth IPO and giving effect to the Transactions is at least two (2) and less than three (3), then vesting between the express thresholds above will be determined by the Administrator by linear interpolation.

Notwithstanding anything to the contrary in this Agreement, immediately following the GoHealth IPO, (x) the Performance Units and corresponding Profits Units of Management LLC that do not vest in connection with the GoHealth IPO (as described in Section 3(b)), if any, shall be forfeited for no consideration and (y) any Performance Units and corresponding Profits Units of Management LLC that vest in connection with the GoHealth IPO (as described in Section 3(b)) shall be subject to a lockup period upon exchange into common shares of GoHealth (as described in Section 11(a)) in accordance with the following rules:

(x)    One-third (33.33%) of such vested Performance Units and corresponding Profits Units of Management LLC that become Converted Profits Units (as defined in Section 11(a)) shall be subject to the terms prescribed in Exhibit 6 attached hereto (the “Lock-Up Terms”) for one hundred eighty (180) days following the date of the final prospectus related to the GoHealth IPO; and

(y)    The remaining two-thirds (66.67%) of such vested Performance Units and corresponding Profits Units of Management LLC that become Converted Profits Units (as defined in Section 11(a)) shall be subject to the Lock-Up Terms for the period beginning on the date of the consummation of the GoHealth IPO and ending on the eighteen (18) month anniversary thereof.

7.    [Amendment to Section 3(d)(ii). Section 3(d)(ii) of the Profits Unit Agreement is hereby amended and restated in its entirety to read as follows:

Without Cause or with Good Reason. Subject to Section 3(d)(iv), if the Executive’s employment terminates and such termination is (x) by the Company without Cause (excluding death or Disability), or (y) if applicable to the Executive, by Executive with “good reason” (as expressly defined in a written services agreement to which the Company or a Subsidiary and the Executive are parties), subject to the Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form, all of the Executive’s unvested Service Units shall become fully and immediately vested upon such termination of employment.]1

[1]	NTD: This language to be used for the CEO and President of the Company.

7.    [New Section 3(d)(v). A new Section 3(d)(v) of the Profits Unit Agreement is hereby inserted to read as follows:

(v)    Without Cause or with Good Reason Upon the GoHealth IPO. Notwithstanding Section 3(d)(ii) and subject to Section 3(d)(iv), if, within the twelve (12) month period beginning on the date of the GoHealth IPO, the Executive’s employment terminates and such termination is (x) by the Company without Cause (excluding death or Disability), or (y) if applicable to the Executive, by Executive with “good reason” (as expressly defined in a written services agreement to which the Company or a Subsidiary and the Executive are parties), subject to the Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form, all of the Executive’s unvested Service Units shall become fully and immediately vested upon such termination of employment.]2

8.    New Section 11. A new Section 11 is added to the Profits Unit Agreement to read as follows:

Section 11. GoHealth IPO. Notwithstanding anything else to the contrary in this Agreement:

(a)    In connection with the GoHealth IPO, the Profits Units granted under this Agreement may convert into Common Units of the Company or Management LLC, as applicable (the “Conversion Common Units”), and/or be converted into, or redeemed for, Class A Common Stock of GoHealth (the “Conversion Common Stock” and, collectively with the Conversion Common Units, the “Converted Profits Units”), with such conversion, redemption or exchange to be effected pursuant to terms determined by the Company, and in accordance with the terms of the Company LLC Agreement and the Management LLC Agreement.

(b)    For purposes of this Agreement, following the GoHealth IPO, the term “Profits Unit” shall include and necessarily refer to any associated Converted Profits Units and, except as otherwise provided in this Agreement, such Converted Profits Units shall continue to be subject to this Agreement and, without limiting the generality of the foregoing, will continue to vest in accordance with the terms of this Agreement.

9.    New Exhibit 6. A new Exhibit 6 is added to the Profits Unit Agreement in the form of Exhibit A attached to this Amendment.

10.    Repurchase Rights on Termination of Employment. Notwithstanding anything in the Profits Unit Agreement, the Plan, the Management LLC Agreement, and the Company Operating Agreement, in the event Executive’s employment is terminated by the Company without Cause (excluding death or Disability) or by the Executive with Good Reason, the Company and the CBP Member forever waive, and shall not otherwise exercise, any right to repurchase the Profits Units granted to the Executive, including but not limited to such repurchase rights set forth in Article V of the Plan; provided, however, that such waiver and promise not to otherwise exercise such rights shall not apply or prevent such exercise of rights if the Administrator determines in good faith at any time that the Executive has breached any restrictive covenant set forth in any agreement to which the Executive and the Company or an Affiliate of the Company are or hereafter become parties.

11.    Continued Validity of the Profits Unit Agreement. Except as specifically amended hereby, the Profits Unit Agreement shall continue in full force and effect as originally constituted.

12.    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

13.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Delaware.

14.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

[2]	NTD: This language to be used for all other employees of the Company.

IN WITNESS WHEREOF, the Executive, the Company, Management LLC, and the CBP Member have executed this Amendment as of the date and year above first written.

GOHEALTH HOLDINGS, LLC

By:     Blizzard Aggregator, LLC

Its:      Managing Member

By:     CCP III Cayman GP Ltd.

Its:      Manager

By:

Name:   Jeremy Gelber

Title:     Authorized Signatory

BLIZZARD MANAGEMENT FEEDER, LLC

By:     CCP III Cayman GP Ltd.

Its:      Manager

By:

Name:   Jeremy Gelber

Title:     Authorized Signatory

THE EXECUTIVE

By:

Name: [_________]

BLIZZARD AGGREGATOR, LLC

By:     CCP III Cayman GP Ltd.

Its:      Manager

By:

Name:   Jeremy Gelber

Title:     Authorized Signatory

EXHIBIT A

LOCK-UP TERMS

Capitalized terms used but not otherwise defined in this Exhibit shall have the meanings assigned to such terms in the Executive Common Unit and Profits Interest Agreement to which this Exhibit is attached (as amended, the “Profits Unit Agreement”).

During the Applicable Lock-Up Period (as defined below), Executive shall not, and shall not cause or direct any of the Executive’s affiliates to, without the prior written consent of the Company (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) acquired in connection with the conversion of the Performance Units with respect to which the Applicable Lock-Up Period applies (the “Applicable Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to, or which reasonably could be expected to lead to, or result in, a sale, loan, pledge or other disposition (whether by the Executive or someone other than the Executive), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Applicable Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of shares of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The Executive represents and warrants that the Executive is not, and has not caused or directed any of the Executive’s affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer of Applicable Shares during the Applicable Lock-Up Period. For the avoidance of doubt, these Lock-Up Terms only apply to the Applicable Shares and do not apply to any shares of Class A Common Stock acquired by the Executive in the open market after the completion of the GoHealth IPO (though such shares may be subject to an underwriter lock-up or other lock-up).

For purposes of these Lock-Up Terms, “Applicable Lock-Up Period” shall mean (A) with respect to the Performance Units described in Section 3(b)(x) of the Profits Unit Agreement, the 180 day period following the date of the final prospectus related to the GoHealth IPO, and (B) with respect to the Performance Units described in Section 3(b)(y) of the Profits Unit Agreement, the period beginning on the date of the consummation of the GoHealth IPO and ending on the 18-month anniversary thereof.

If the Executive is an officer or director of GoHealth, (i) the Company agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Company will notify GoHealth of the impending release or waiver, and (ii) GoHealth has agreed in the underwriting agreement of the GoHealth IPO (the “Underwriting Agreement”) to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Company hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in these Lock-Up Terms to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to:

i.	any of the Applicable Shares transferred as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

ii.

any of the Applicable Shares transferred to any beneficiary of the Executive pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the Executive, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

iii.

any of the Applicable Shares transferred to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Executive or the immediate family of the Executive, or if the Executive is a trust, to any beneficiary (including such beneficiary’s estate) of the Executive, provided that the trustee of the trust or the partnership, limited liability company or other entity or beneficiary agrees to be bound in writing by the restrictions set forth herein;

iv.

any of the Applicable Shares transferred or disposed of pursuant to an order of a court or regulatory agency or to comply with any regulations related to the Applicable ownership of the Applicable Shares;

v.	any of the Applicable Shares transferred to GoHealth or the Company upon death, disability or termination of employment, in each case, of the Executive;

vi.

any transfer of the Applicable Shares to GoHealth or the Company in connection with the repurchase of shares of Common Stock or other securities granted under any stock incentive plan, stock purchase plan or other equity award plan of GoHealth or the Company, which plan is described in the GoHealth IPO Documents, provided that the underlying shares or other securities shall continue to be subject to the restrictions on transfer set forth in these Lock-Up Terms;

vii.

any disposition or transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible in connection with the foregoing clauses (i) through (vi) as applicable; provided that such nominee or custodian agree to be bound in writing by the restrictions set forth herein if required by the applicable foregoing clause;

viii.

the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that (i) no transfers occur under such plan during the Applicable Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Executive or GoHealth regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Applicable Shares may be made under such plan during the Applicable Lock-Up Period; or

ix.

transfers, sales, tenders or other dispositions of the Applicable Shares to a bona fide third party pursuant to a tender or exchange offer for securities of GoHealth or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of GoHealth that, in each case, has been approved by GoHealth’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Executive may agree to transfer, sell, tender or otherwise dispose of the Applicable Shares in connection with any such transaction, or vote any of the Applicable Shares in favor of any such transaction), provided that all of the Applicable Shares subject to these Lock-Up Terms that are not so transferred, sold, tendered or otherwise disposed of remain subject to these Lock-Up Terms; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Applicable Shares subject to these Lock-Up Terms shall remain subject to the restrictions herein;

provided, that (1) in connection with any transfer pursuant to clauses (i) through (iv) and (vii) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Applicable Shares shall be required during the Applicable Lock-Up Period (other (A) than on Form 5 if such Form 5 is filed after the expiration of the Applicable Lock-Up Period) unless such filing indicates in the footnotes thereto that the filing relates to the circumstances described in the applicable clause above and that no shares of Common Stock were sold to the public by the Executive and, where applicable, the shares remain subject to a lock-up agreement (provided that in the case of clause (iv), no such statement in the footnotes of the filing shall be included to the extent it would be prohibited by any applicable law, regulation, or order of a court or regulatory authority) nor shall a public announcement be voluntarily made by the Executive or the transferee during the Applicable Lock-Up Period; and (2) in connection with any transfer pursuant to clauses (iii) and (viii), any such transfer shall not involve a disposition for value. Notwithstanding the foregoing and for the avoidance of doubt, the Applicable Shares shall remain subject to the terms and conditions of the Profits Unit Agreement, which may impose transfer restrictions above and beyond or separate from the restrictions imposed herein.

For purposes of these Lock-Up Terms, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the GoHealth IPO, Centerbridge Capital Partners III, L.P. or any affiliates of Centerbridge Capital Partners III, L.P.), of GoHealth’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting power of GoHealth (or the surviving entity).

The Executive agrees that, without the prior written consent of the Company, it will not, during the Applicable Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Applicable Shares. These Lock-Up Terms and any claim, controversy or dispute arising under or related to these Lock-Up Terms shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The Executive understands that GoHealth and the Company are relying upon these Lock-Up Terms. The Executive further understands that these Lock-Up Terms are irrevocable and shall be binding upon the Applicable heirs, legal representatives, successors, and assigns. For the avoidance of doubt, any waiver, modification or release of the Applicable Shares pursuant to these Lock-up Terms only requires the consent of the Company.